UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 25, 2008

IDENTIPHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “IdentiPHI” refer to IdentiPHI, Inc., a Delaware corporation.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 21, 2008, we amended the terms of our secured promissory note held by Key Ovation, LLC, a Texas limited liability company. The promissory note, which we issued to Zaychan Pty Limited on March 12, 2008, was assigned to Key Ovation on June 30, 2008, and had an aggregate principal amount of $1.7 million. Under the terms of the amendment, the aggregate principal amount of the promissory note was increased by up to an additional $400,000. On September 25, 2008, we borrowed the additional $400,000 under this secured promissory note, resulting in a new aggregate principal amount of $2,103,634, which accrues interest at a rate of 8.0% per annum. The maturity date of the principal and accrued but unpaid interest under the promissory note is October 31, 2008, or upon the closing of an equity financing of at least US$5.0 million. Our obligations under the promissory note continue to be secured by all of our assets. Chris Linegar, a beneficial owner of more than 10% of our common stock, is the principal member of Key Ovation. Peter A. Gilbert, our Vice Chairman and Senior Vice President of Sales and Marketing, and Mark A. Norwalk, our Chief Technology Officer, are minority members of Key Ovation.

Per the terms of the promissory note, when additional funds are borrowed under the promissory note, we agreed to issue the holder warrants to purchase such number of shares of our common stock equal to 20% of the borrowed principal divided by $0.80.

Item 3.02	Unregistered Sales of Equity Securities.

On September 25, 2008, we issued a warrant to purchase 80,000 shares of our common stock to Key Ovation, LLC in connection with our draw down of $400,000 on September 25, 2008, under the secured promissory note described in Item 2.03 above. The warrants have a per share exercise price of US$0.80 and expire three years from the date of issuance. We offered and sold the warrants in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John E. Atkinson has resigned from his position of President and Senior Vice President of Business Development of IdentiPHI after assisting us with the transition of our sales management into geographic entities beginning with North America led by Carter Marantette, our Vice President, North American Sales. Mr. Atkinson’s resignation will be effective as of September 30, 2008. Mr. Atkinson informed us that he resigned to pursue other interests. In addition, effective September 25, 2008, Brian Wilchusky was named Vice President, Marketing and Business Development, expanding his areas of responsibility into business development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: September 26, 2008	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer

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